Exhibit 10.9

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY HAS RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY.

MEDIACO HOLDING INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

November , 2019	$6,250,000.00

MediaCo Holding Inc., an Indiana corporation (the “Company”), hereby promises to pay to SG Broadcasting LLC, a Delaware limited liability company (the “Holder”), the principal amount of $6,250,000.00, together with interest thereon calculated from the date hereof in accordance with the provisions of this Unsecured Promissory Note (as amended, amended and restated, modified or supplemented, this “Note”).

This Note was issued in connection with the consummation of the transactions contemplated by that certain Contribution and Distribution Agreement, dated as of June 28, 2019 (as amended, amended and restated, modified or supplemented, the “Contribution Agreement”), by and among Emmis Communications Corporation, an Indiana corporation, the Holder and the other parties identified therein. Except as defined in Section 6 hereof or unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Contribution Agreement.

1.                                      Interest Accrual and Payment.  Subject to Section 4(b)(ii) below, interest shall accrue on the principal sums outstanding at a rate per annum equal to the Base Rate, plus an increase of 1.00% following the second anniversary of the date hereof and additional increases of 1.00% following each anniversary of the date of this Note thereafter (the “Applicable Interest”).  The Applicable Interest shall become due and payable in accordance with Section 2.  Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the Maturity Date.

2.                                      Payment of Principal and Interest on Note.

(a)                                 Scheduled Payments.  The Company shall pay the Applicable Interest solely in kind annually on the date of this Note, with such interest shall be added to the principal amount of this Note on such payment date.  The Company shall pay the entire principal amount of this Note, together with all accrued interest thereon, on the Maturity Date or such earlier date as required by the terms hereof.

(b)                                 Optional Prepayments.  The Company may, at any time and from time to time, no later than five (5) days after providing notice thereof to the Holder, without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, this Note; provided that such prepayment is not prohibited by Section 3 hereof or any applicable subordination agreement executed by the Holder. In connection with each prepayment of principal hereunder, the Company shall also pay all then accrued and unpaid interest hereunder.

(c)                                  Mandatory Prepayments.  Upon the first to occur of (i) a Sale of the Company or (ii) a Change of Control, the Company shall pay the outstanding principal amount of this Note, together with all accrued and unpaid interest on the principal amount being repaid.

(d)                                 Application of Payments.  Payments under this Note shall be applied (i) first, to the payment of then accrued interest hereunder until all such interest is paid and (ii) second, to the repayment of the principal outstanding hereunder.

3.                                      Subordination.  If at any time a Senior Lender requires this Note to be subordinated to such Senior Lender’s Company Senior Debt, Holder hereby agrees to subordinate this Note to such Senior Lender’s Company Senior Debt upon commercially reasonable terms and conditions and execute all documents, including any amendments to this Note, requested by such Senior Lender to evidence such subordination.  Such subordination agreement shall permit payments pursuant to Section 1 hereof.

4.                                      Events of Default.

(a)                                 Definition.  For purposes of this Note, an “Event of Default” shall be deemed to have occurred if:

(i)                                     subject to any applicable subordination agreement executed by the Holder and the Company Senior Debt, the Company fails to pay the full principal amount of this Note together with accrued and unpaid interest thereon on the date the same becomes due and payable hereunder, and such failure to pay is not cured within fifteen (15) days after the occurrence thereof;

(ii)                                  the Company fails to comply with any other provision of this Note and such failure is not cured within thirty (30) days after the occurrence thereof; or

(iii)                               an Insolvency Event occurs.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court of competent jurisdiction or any order, rule or regulation of any administrative or governmental body having jurisdiction therein.

(b)                                 Consequences of Events of Default.

(i)                                     Subject to Section 3 above, any applicable subordination agreement executed by the Holder, and the Company Senior Debt, if an Event of Default other than of the type described in Section 4(a)(ii) has occurred, the Holder may declare the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto, including without limitation all interest accrued pursuant to Section 4(b)(ii), below) to be immediately due and payable and the Company shall immediately thereafter pay to the Holder all amounts due and payable with respect to this Note.

(ii)                                  Upon and during the continuance of an Event of Default, the Applicable Interest shall be equal to the Base Rate plus four percentage points (4.0%).

(iii)                               Subject to Section 3 above, any applicable subordination agreement executed by the Holder, and the Company Senior Debt, the Holder shall also have any other rights which the Holder may have pursuant to applicable law.

5.                                      Conversion.

(a)                                 Optional Conversion. On or after the date that is six (6) months after the date hereof, all or a portion of the outstanding principal and any accrued but unpaid interest hereunder (the “Conversion Amount”) shall be convertible, at the option of the Holder upon notice to the Company, into shares of the Class A Common Stock, par value $0.01 per share (the “Class A Stock”), of the Company, at a conversion price equal to the 30-Day VWAP of the Class A Stock determined as of the Conversion Date.  The “Conversion Date” shall be the fifth (5th) Business Day after the date on which the Holder gives notice of such conversion.

(b)                                 Conversion Procedure; Effect of Conversion.  If this Note is to be converted pursuant to Section 5(a), the Holder shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) for cancellation.  Upon conversion of this Note in part, the Company shall reissue the Holder a replacement note in an amount equal to the aggregate of the outstanding amount and accrued but unpaid interest not included in the Conversion Amount.  Upon conversion of this Note in full and the payment of the amounts specified in this section, the Company shall be forever released from all of its obligations and liabilities under this Note, and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

6.                                      Definitions.  For purposes of this Note, the following capitalized terms have the following meaning.

“30-Day VWAP” means the price equal to the average of the volume-weighted average prices of the Class A Stock on the Trading Market for the last thirty (30) Trading Days prior to the date of determination; provided, that if there is no Trading Market for any such day, then the price used for such day shall be the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTCQX, OTCQB, Pink or Grey markets (in that order) operated by OTCMarkets.

“Base Rate” means the interest rate on the Company Senior Debt, or if no Company Senior Debt is outstanding, 6.00%.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of, or are in fact closed in the State of New York.

“Capital Stock” means any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person, and in each case any and all warrants, rights or options to purchase, and all conversion or exchange rights, voting rights, calls or rights of any character with respect to, any of the foregoing.

“Change of Control” means the occurrence of any of the following:

(a)                         the SG Affiliates (taken as a whole) at any time ceasing (i) to own and control, directly or indirectly, beneficially and of record, on a fully diluted basis, at least 51.0% on a fully diluted basis of the outstanding Voting Stock of the Company or (ii) to have or exercise the power to elect a majority of the board of directors or other managing body of the Company;

(b)                         any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a greater amount of Voting Stock of the Company than is owned and controlled, directly or indirectly, by the SG Affiliates (taken as a whole);

(c)                          the completion of a sale of any Capital Stock of the Company pursuant to a registration statement which has become effective under the Securities Act; or

(d)                         a “change of control” (or any comparable term or provision) (i) as defined in any Company Senior Debt document, or any term of similar effect under any document executed in connection with any other Company Senior Debt document or (ii) under or with respect to any documents or agreements governing the Capital Stock of the Company.

“Company Senior Debt” means all principal of, premium (if any), interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (i) indebtedness for borrowed money of the Company (including, without limitation, guarantees and other contingent obligations with respect to indebtedness for borrowed money of its Subsidiaries) of the type typically held by commercial banks, investment banks, insurance companies and other recognized lending institutions, entities and funds or subsidiaries thereof, whether now outstanding or hereafter created, incurred, assumed or guaranteed which is not by its terms on parity with or subordinated to the Company’s obligations under this Note, (ii) obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, of the type typically held by commercial banks, investment banks, insurance companies and other recognized lending institutions, entities and funds or subsidiaries thereof, whether now outstanding or hereafter created, incurred, assumed or guaranteed which is not by its terms on parity with or subordinated to the Company’s obligations under this Note, or (iii) capital leases and similar types of financing, together with renewals, extensions, refundings, refinancings, deferrals, restructurings, amendments and modifications of the items described in (i), (ii), or (iii) above; provided that Company Senior Debt shall not include any of the foregoing to the extent owing to an Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Insolvency Event” means the occurrence of any of the following: (i) the Company makes a general assignment for the benefit of creditors; (ii) an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; (iii) any order for relief with respect to the Company is entered under any applicable bankruptcy law; (iv) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application is filed, or any such proceeding is commenced, against the Company and not dismissed or stayed within 60 days.

“Maturity Date” means the date that is six (6) months after the fifth (5th) anniversary of the date hereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Sale of the Company” means the sale of the Company to a third party or group of third parties pursuant to which such party or parties acquire all or substantially all of the assets or business of the Company on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Lender” means any holders of Company Senior Debt.

“SG Affiliates” means Standard General, L.P. and the funds for which is serves as an investment advisor and their respective Affiliates.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Trading Day” means (a) any day on which the Class A Stock is listed or quoted and traded on its Trading Market or (b) if the Class A Stock is not then listed or quoted and traded on any Trading Market, then a day on which trading occurs on the Nasdaq Global Select Market (or any successor thereto).

“Trading Market” means the following market(s) or exchange(s) on which the Class A Stock is primarily listed or quoted for trading on the date in question (as applicable): the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the New York Stock Exchange (or any successors to any of the foregoing).

“Voting Stock” means, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors (or Persons acting in a comparable capacity) of such Person under ordinary circumstances.

7.                                      Amendment and Waiver.  Subject to any applicable subordination agreement, this Note may be amended only with the written consent of the Company and the Holder.

8.                                      Assignment and Transfer.  Except as set forth below, the Holder shall not sell, assign, transfer, pledge, hypothecate, mortgage, or otherwise encumber this Note; provided, however, that the Holder may assign or transfer all or any portion of this Note with the prior written consent of the Company, in its sole discretion (provided that any such assignee agrees to be bound by and subject to the terms and conditions of this Note and any applicable subordination agreement executed by the Holder). The Company shall not assign its interest in this Note, either voluntarily or by operation of law, without the prior written consent of the Holder; provided, that the Company shall be permitted to assign this Note to any Affiliate of equivalent or greater net worth as the Company at the time of such assignment.

9.                                      Cancellation.  After all principal and then accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

10.                               Payments.  All payments to be made to the Holder shall be made in U.S. Dollars by check or wire transfer of immediately available funds.

11.                               Place of Payment.  Payments of principal and interest shall be delivered to the Holder at such address as is specified by timely prior written notice by the Holder.

12.                               Governing Law.  All questions concerning the construction, validity, and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflicts of laws provision or rule (whether of the State of New York or any other jurisdiction) that would compel the application of the substantive laws of any jurisdiction other than the State of New York.

13.                               Business Days.  If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next day Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

14.                               Notice.  The notice provisions set forth in Section 13.2 of the Contribution Agreement are incorporated by reference in this Note and made a part hereof as if they were set forth herein.

15.                               Acknowledgement. The Holder (a) is, by reason of its and its advisors’ business and financial experience, capable of evaluating the merits and risks of this Note and making an informed investment decision with respect hereto and with respect to the Company’s ability to repay the Note, in each case without reliance upon any Affiliate of the Company, (b) has had full access to such other information (including the opportunity to ask questions and receive answers) concerning the Company as the Holder has deemed appropriate, and has made its own investigation, without reliance upon the Company (other than as set forth in the Contribution Agreement and the documents referred to therein) or any of its Affiliates, into the business, prospects, operations, property, financial, and other condition and creditworthiness of the Company, and (c) is able to bear the economic and financial risk of the Note.

16.                               Usury Laws.  It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points, or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time.  If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

17.                               Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS NOTE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, each of the Company and the Holder has executed and delivered this Unsecured Promissory Note on the date first above written.

MEDIACO HOLDING INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

SG BROADCASTING LLC

By:
Name:
Title:

[Signature Page to Unsecured Promissory Note]